IRVING INSIK MOON
                              48 Steele Valley Road
                           Thornhill, Ontario, L3T 1M4

                      Tel: 905-881-0606     Fax: 905-881-8170

Michael Ruge, CEO                                                 April I7, 1999
Go Call Inc.
15 Queen Street, East,
Cambridge, Ontario N3C 2A7

                                Re: Indexus Inc.
                                ----------------

Dear Mr. Ruge:

     This will confirm our agreement made between Irving Insik Moon ("Moon") and Go Call Inc., relating to the creation of a new joint venture company to be known as Indexus Inc. (or some variation thereof) upon the following terms and conditions:

1. NAME OF COMPANY - Indexus Inc. (or some variation thereof) ("Newco")
     Go Call Inc. which is the owner of the registered "Indexus" would consent to our use of that name and would grant Newco a royalty free license for unlimited time to use such word in Newco's Corporate name and related marketing.

2. NATURE OF BUSINESS - The Business of Newco is to create and operate an internet comparison shopping services, internet yellow page services, other related businesses such as banner advertisement and IPG (International Programmers Guild) ("program")

3. DIRECTORS - Newco's sole director and officer would be:
     Irving Insik Moon - Director and President

4. COMPANY'S CAPITAL -Newco requires US$1,250,000.00 to pursue the aforesaid program.

5. PROPOSED SHARE STRUCTURE - Newco would issue the following common shares and preferred shares.

Irving I. Moon - 510,000 Common Shares for a subscription price of US$0.05 per share (or his nominee)

Go Call Inc. - 490,000 Preferred Shares for a subscription price of US$2.50 per share which are to be convertib1e into common shares (1 for 1) at Go Call's discretion. No additional shares will be issued by Newco without Go Call's permission, but Go Call shall not withhold its permission unreasonably.

6. PAYMENT OF SUBSCRIPTION PRICE - Go Call's obligation of the 490,000 preferred shares in the amount of US$1,225,000.00 shall be satisfied by:
The issuance, allotment and delivery to Newco by Go Call Inc. of US$1,225,000.00 worth of shares in the capital of Go Call Inc., which will be subject to restriction of one (l) year on resale to be valued at the lower of (i) average closing price for its shares during the month preceding the acceptance hereof, or (ii) UD$1.30 per share. The aforesaid shares shall be transferred for the purpose of the aforesaid "Program" through private placement (selling) by living Moon.

7. LENDING OF EQUIPMENT, ETC. - Go Call Inc. agrees to lend to Newco some equipments such as computers, softwares and desks as designated by Go Call Inc.

8. PURCHASE AGREEMENT - In the event Newco completes the creation of the required software for the program to Go Call's Satisfaction and achieve the listing of a minimum of 30,000 items and / or businesses on the program (collectively the "precondition"), then Irving Moon has an option by written notice to Go Call Inc. to require Go Call Inc. to purchase from Irving Moon his 510,000 shares (for 51% minimum in any case) in the capital of Newco for a purchase price of US$5,000,000.00 to be payable by the issuance by Go Call of its shares, listed on U.S. Stock Exchange (which shares will be subject to no restriction on transfer or sale except those required by security law) which shares will be valued at the average closing price for its shares during the month preceding the exercise by Irving Moon of its option aforesaid. Such option shall be wxercised by Irving Moon by written notice to Go Call to be given within 180 days of Newco Achieving the preconditions and the closing of the transaction shall take place within 60 days of the giving of such notice.


If the foregoing accurately reflects the terms and provisions of our mutual agreement, please sign and return the duplicate copy of this letter and retain the original for your files.


                                             Yours truly,


                                             /s/ Irving Insik Moon

                                             Irving Insik Moon



We confirm our agreement with the foregoing terms and provisions and agree to perform and discharge our obligations contained therein, this 21st day of April, 1999


                                             Go Call Inc.




                                              per /s/ Michael Ruge
---------------------------                      -----------------------------
Witness                                          Michael Ruge - CEO

                                              I have authority to bind the
                                              corporation